Exhibit 10.1

RECRO PHARMA, INC.

AWARD AGREEMENT

FOR

[            ]

We are pleased to advise you that Recro Pharma, Inc. (the “Company”) hereby awards to you the right to purchase (an “Option”) [            ] shares of Common Stock of the Company (“Shares”), subject to your signing this Award Agreement (this “Agreement”). The date of award of the Options shall for all purposes be [            ], 201[    ] (the “Grant Date”). The Options issued hereunder are “non-qualified options” for tax purposes.

The Company maintains the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan (the “Plan”), which provides the general terms and restrictions for certain equity incentive awards to the Company’s employees, consultants and directors. This Option is not awarded pursuant to the Plan, but rather is intended to constitute a non-plan based “inducement grant,” as described in Nasdaq Listing Rule 5635(c)(4). Nonetheless, the terms and provisions of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if this award was granted pursuant to the Plan.

All capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan. In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement are applicable to the award of Options as evidenced hereby:

1. Vesting. The Options awarded by this Agreement shall vest, i.e., become exercisable, in accordance with the following schedule and conditions:

(a) [            ] of the Options shall be vested on the Grant Date. [            ] of the Options shall vest on [            ], such that the Options shall be fully vested on [            ]; provided, however, that no portion of the Options shall vest unless you continue to serve as a(n) [            ] of the Company on the applicable vesting date.

(b) Notwithstanding the foregoing, any unvested Options shall become immediately and fully vested upon your death or Disability, provided you continue to serve as a(n) [            ] of the Company through the date of such event.

2. Expiration of Option. Your rights with respect to your Options, whether vested or unvested, shall expire on the earliest to occur of the following:

(a) three months after termination of your service with the Company and/or its affiliates for any reason other than death, Disability, or Cause;

(b) one year after termination of your service with the Company and/or its affiliates due to death or Disability;

(c) the date and time of termination of your service with the Company and/or its affiliates for Cause; and

(d) the tenth anniversary of the Grant Date.

3. Exercise of Options.

(a) The exercise price for each Share under your Option is $[            ] (the “Option Price”).

(b) In order to exercise any Option which has vested, you must (i) provide the Company with written notice of your intention to exercise the Option and the number of Shares you intend to acquire, (ii) execute a counterpart to any shareholders agreement or other agreement as requested by the Company which has been executed by other shareholders of the Company and is in effect at the time of exercise (collectively, “Shareholders Agreement”), and (iii) deliver a check for the Option Price multiplied by the number of Shares being acquired or such other manner of payment as approved by the Company. As an alternative to delivering a check you may choose to exercise any vested Option hereunder on a “cashless” basis. Under this method, you do not have to remit the Option Price under the option in cash. Instead, the Option Price is paid by reducing the number of Shares otherwise issuable to you upon exercise by such number of Shares having a Fair Market Value (determined at the time of exercise) equal to the Option Price. You shall only have rights as a shareholder of the Company with respect to Shares which have been issued after the Options have vested and been exercised.

4. Withholding. The Company shall withhold all applicable income and employment taxes on the date of exercise, cash-out of Options or such other date as required by the Code. If there is insufficient compensation due from the Company to you at the time such withholding is due, the Company shall have the right, prior to delivery of any certificate or certificates for Shares, to require you to remit to the Company an amount equal to the excess of your share of the income and employment taxes subject to withholding over the amount of compensation then due from the Company to you.

5. Registration of Shares. The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the shares under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable. In the event that, at the time of issuance of the Shares to you, the Shares have not been registered or otherwise qualified as may be required under applicable securities laws, you shall, prior to the issuance of the Shares: (i) represent to the Company in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (ii) agree that none of the Shares issued to you pursuant to exercise of the Option provided hereby may be sold, transferred or otherwise disposed of unless: (a) the Shares to be sold, transferred or otherwise disposed of will be registered or qualified under applicable securities laws at the time of such sale, transfer or other disposition and the Company has received an opinion of counsel satisfactory to it that such registration or qualification is effective; or (b) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it, to the effect that such registration or qualification is not required. You shall also consent to execute any market standoff or lock-up agreement as requested by the Company.

6. No Right of Continued Employment. Nothing contained in the Plan or this Agreement shall restrict the right of the Company and/or its affiliates to terminate your employment or service. Any termination of your employment or service, regardless of the reason therefor, shall have the consequences provided for in the Plan and this Agreement with respect to your rights under the Plan.

7. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

8. Notice. Any notice to be given to the Company shall be in writing and either hand delivered or mailed to the office of the President of the Company. If mailed, it shall be addressed to the Company at 490 Lapp Road, Malvern, PA 19355. Any notice given to you shall be addressed to you at your address as reflected in the personnel records of the Company, or at such other address as either party hereto may hereafter designate by like notice to the other. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the fifth day after such notice is postmarked.

[signature page follows]

The undersigned hereby acknowledges the award of Options on behalf of the Company.

RECRO PHARMA, INC.

By:
Gerri Henwood, President/Chief Executive Officer

In order to indicate your acceptance of the award of Options granted by this Agreement subject to the restrictions and upon the terms and conditions set forth above and in the Plan, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED, Intending to be legally bound:

[NAME OF OPTIONEE]

Date

[Signature Page to Award Agreement]